Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

October 19, 2005

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports Strong Third-Quarter

Financial Results

•	Double-digit revenue and earnings growth
•	Strong cash flow
•	EPS increases 15 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2005 third-quarter revenues of $5.4 billion, a 16 percent increase over third-quarter 2004 revenues of $4.6 billion. Operating earnings increased in the quarter to $588 million, compared to $493 million in third-quarter 2004. Net earnings were $374 million, or $1.84 per share on a fully diluted basis, compared to net earnings of $322 million, or $1.60 per share fully diluted, for the year-ago period.

Cash flow was very strong with net cash provided by operating activities in the quarter at $600 million, while free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $527 million. Year-to-date, net cash from operating activities climbed to $1.2 billion and free cash flow from operations was nearly $1 billion, $168 million more than was generated in the same nine-month period last year.

Company-wide, total orders in the third quarter were $5.1 billion. Funded backlog at the end of the third quarter was $29.3 billion, and total backlog was $43.4 billion, compared to $25.1 billion and $39.8 billion, respectively, at the end of the third quarter of 2004.

“This was a very strong quarter for General Dynamics,” said company Chairman and Chief Executive Officer Nicholas D. Chabraja. “Revenue, operating earnings and margin rates increased substantially in three of the company’s four major business segments and, despite a charge in the Marine Systems group’s commercial shipbuilding program, net earnings grew a healthy 16 percent overall.

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“We’re very pleased with the level of cash generated by operating activities and free cash flow for the quarter, which puts us ahead of our cash plan for the year,” Chabraja continued.

“While the company’s total backlog remained essentially the same when compared to the second quarter of this year, Information Systems and Technology’s total backlog grew by $800 million in the quarter and is $2.5 billion higher than at this time last year. In the Aerospace sector, despite increased deliveries in the third quarter, funded backlog grew by nearly $180 million from just 90 days ago.

“Our focus on performance continues to generate positive results on behalf of shareholders,” Chabraja said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 71,900 people worldwide. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION:  General Dynamics will webcast its third-quarter securities analyst conference call, scheduled for 11 a.m. Eastern Daylight Time on Wednesday, Oct. 19, 2005. Those accessing the webcast will be able to listen to management’s discussion of the third-quarter results, as well as the question-and-answer session with securities analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio™ player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on Oct. 19 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 9847131. It will be available from 2 p.m. on Oct. 19 until midnight on Nov. 2, 2005.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Third Quarter		Variance
	2005	2004	$	%
NET SALES	$5,380	$4,647	$733	15.8%
OPERATING COSTS AND EXPENSES	4,792	4,154	(638)

OPERATING EARNINGS	588	493	95	19.3%

Interest, Net	(30)	(33)	3
Other (Expense)/ Income, Net	(2)	3	(5)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	556	463	93	20.1%

Provision for Income Taxes	182	143	(39)

EARNINGS FROM CONTINUING OPERATIONS	$374	$320	$54	16.9%

Discontinued Operations, Net of Tax	—	2	(2)

NET EARNINGS	$374	$322	$52	16.1%

EARNINGS PER SHARE—BASIC
Continuing Operations	$1.86	$1.60	$0.26	16.3%
Discontinued Operations	$—	$0.01	$(0.01)

Net Earnings	$1.86	$1.61	$0.25	15.5%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	201.1	200.0

EARNINGS PER SHARE—DILUTED
Continuing Operations	$1.84	$1.59	$0.25	15.7%
Discontinued Operations	$—	$0.01	$(0.01)

Net Earnings	$1.84	$1.60	$0.24	15.0%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	202.8	201.9

Exhibit A

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months		Variance
	2005	2004	$	%
NET SALES	$15,413	$13,945	$1,468	10.5%
OPERATING COSTS AND EXPENSES	13,828	12,531	(1,297)

OPERATING EARNINGS	1,585	1,414	171	12.1%

Interest, Net	(93)	(111)	18
Other Expense, Net	(3)	(9)	6

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,489	1,294	195	15.1%

Provision for Income Taxes	427	419	(8)

EARNINGS FROM CONTINUING OPERATIONS	$1,062	$875	$187	21.4%

Discontinued Operations, Net of Tax	(7)	16	(23)

NET EARNINGS	$1,055	$891	$164	18.4%

EARNINGS PER SHARE—BASIC
Continuing Operations	$5.29	$4.39	$0.90	20.5%
Discontinued Operations	$(0.04)	$0.08	$(0.12)

Net Earnings	$5.25	$4.47	$0.78	17.4%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	200.8	199.2

EARNINGS PER SHARE—DILUTED
Continuing Operations	$5.25	$4.35	$0.90	20.7%
Discontinued Operations	$(0.04)	$0.08	$(0.12)

Net Earnings	$5.21	$4.43	$0.78	17.6%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	202.4	201.1

Exhibit B

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter		Variance
	2005	2004	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$1,985	$1,590	$395	24.8%
COMBAT SYSTEMS	1,240	1,031	209	20.3%
MARINE SYSTEMS	1,171	1,154	17	1.5%
AEROSPACE	906	798	108	13.5%
RESOURCES/CORPORATE	78	74	4	5.4%

TOTAL	$5,380	$4,647	$733	15.8%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$228	$176	$52	29.5%
COMBAT SYSTEMS	159	128	31	24.2%
MARINE SYSTEMS	52	62	(10)	(16.1)%
AEROSPACE	146	117	29	24.8%
RESOURCES/CORPORATE	3	10	(7)	(70.0)%

TOTAL	$588	$493	$95	19.3%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	11.5%	11.1%
COMBAT SYSTEMS	12.8%	12.4%
MARINE SYSTEMS	4.4%	5.4%
AEROSPACE	16.1%	14.7%
RESOURCES/CORPORATE	3.8%	13.5%
TOTAL	10.9%	10.6%

Exhibit C

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Nine Months		Variance
	2005	2004	$	%
NET SALES:
INFORMATION SYSTEMS AND TECHNOLOGY	$5,750	$4,874	$876	18.0%
COMBAT SYSTEMS	3,415	3,099	316	10.2%
MARINE SYSTEMS	3,559	3,611	(52)	(1.4)%
AEROSPACE	2,487	2,175	312	14.3%
RESOURCES/CORPORATE	202	186	16	8.6%

TOTAL	$15,413	$13,945	$1,468	10.5%

OPERATING EARNINGS:
INFORMATION SYSTEMS AND TECHNOLOGY	$650	$537	$113	21.0%
COMBAT SYSTEMS	386	351	35	10.0%
MARINE SYSTEMS	166	241	(75)	(31.1)%
AEROSPACE	372	277	95	34.3%
RESOURCES/CORPORATE	11	8	3	37.5%

TOTAL	$1,585	$1,414	$171	12.1%

OPERATING MARGINS:
INFORMATION SYSTEMS AND TECHNOLOGY	11.3%	11.0%
COMBAT SYSTEMS	11.3%	11.3%
MARINE SYSTEMS	4.7%	6.7%
AEROSPACE	15.0%	12.7%
RESOURCES/CORPORATE	5.4%	4.3%
TOTAL	10.3%	10.1%

Exhibit D

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Third Quarter 2005		Third Quarter 2004
Cash	$1,754		$686

Short-term Debt	$507		$391
Long-term Debt	2,790		3,296

Total Debt	$3,297		$3,687

Net Debt	$1,543		$3,001

Shareholders' Equity	$7,973		$6,777

Debt-to-Equity	41.4%		54.4%

Debt-to-Capital	29.3%		35.2%

Book Value per Share	$39.62		$33.86

	Quarter	Year-to-date	Quarter	Year-to-date
Net Cash Provided by Operating Activities	$599	$1,156	$311	$996
Capital Expenditures	(72)	(167)	(58)	(175)

Free Cash Flow from Operations (A)	$527	$989	$253	$821

Total Taxes Paid	$101		$58

Depreciation and Depletion	$60		$58
Intangible Asset Amortization	25		22

Depreciation, Depletion and Amortization	$85		$80

Company Sponsored R&D (B)	$86		$65

Employment	71,900		69,300

Sales Per Employee	$292,583		$281,309

Shares Outstanding	201,249,724		200,161,655

Weighted Average Shares Outstanding—
Basic	201,060,141		199,964,232
Diluted	202,803,373		201,852,318

(A)	The company's management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company's ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.

Exhibit E

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Third Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,310	$2,748	$10,058	$5,196	$15,254

COMBAT SYSTEMS	7,771	2,416	10,187	861	11,048

MARINE SYSTEMS	8,876	6,660	15,536	—	15,536

AEROSPACE	5,156	2,188	7,344	—	7,344

RESOURCES/CORPORATE	181	58	239	—	239

TOTAL	$29,294	$14,070	$43,364	$6,057	$49,421

	Second Quarter 2005
	Funded	Unfunded	Total Backlog	IDIQ Contract Value (A)	Total Estimated Contract Value
INFORMATION SYSTEMS AND TECHNOLOGY	$7,174	$2,033	$9,207	$5,592	$14,799

COMBAT SYSTEMS	7,902	2,394	10,296	90	10,386

MARINE SYSTEMS	9,654	6,957	16,611	—	16,611

AEROSPACE	4,977	2,199	7,176	—	7,176

RESOURCES/CORPORATE	202	58	260	—	260

TOTAL	$29,909	$13,641	$43,550	$5,682	$49,232

(A)	IDIQ contract value represents management's estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer's future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

Exhibit F

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AIRCRAFT DELIVERIES (UNAUDITED)

	Third Quarter		Nine Months
	2005	2004	2005	2004
GREEN:
LARGE AIRCRAFT	17	14	46	41
MID-SIZE AIRCRAFT	7	6	19	16

TOTAL	24	20	65	57

COMPLETIONS:

LARGE AIRCRAFT	17	14	43	36
MID-SIZE AIRCRAFT	5	7	16	15

TOTAL	22	21	59	51

PRE-OWNED:	3	5	8	12

Exhibit G

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RECONCILIATION OF

YEAR-TO-DATE CASH FLOW TO

CHANGE IN NET DEBT (UNAUDITED)

	2005	2004
NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,156	$996

CAPITAL EXPENDITURES	(167)	(175)

FREE CASH FLOW FROM OPERATIONS	989	821

BUSINESS ACQUISITIONS	(277)	(526)
ASSET SALES	362	23
SHARE REPURCHASES	(200)	—
DIVIDENDS	(232)	(206)
PROCEEDS FROM OPTION EXERCISES	127	114
OTHER	9	(44)

DECREASE IN NET DEBT	$778	$182

NET DEBT, BEGINNING OF PERIOD	(2,321)	(3,183)

NET DEBT, END OF PERIOD	$(1,543)	$(3,001)

Exhibit H

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